SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  January 16, 2003


                              Barnes Group Inc.
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             (Exact name of registrant as specified in its charter)


           Delaware               1-04801                   06-0247840
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(State or other jurisdiction    (Commission               (IRS Employer
      of incorporation)         File Number)           Identification No.)


            123 Main Street          Bristol, CT             06010
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          (Address of principal executive offices)         (Zip Code)


                                (860) 583-7070
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              Registrant's telephone number, including area code

                                     N/A
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         (Former name or former address, if changed since last report)





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

Item 5.     Other Events and Required FD Disclosure.

            On January 16, 2003, Barnes Group Inc. issued a press release. A copy is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 7.     Exhibits.

            The following Exhibits are filed as part of this Report.

            99.1     Press Release issued January 16, 2003.






                                  SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     January 21, 2003         BARNES GROUP INC.


                                    By:/s/ Signe S. Gates
                                       ------------------
                                       Signe S. Gates
                                       Senior Vice President,
                                       General Counsel and Secretary





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

                                                                 EXHIBIT 99.1
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BARNES GROUP INC. [Logo]                                         News Release

                                          Contact:
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FOR IMMEDIATE RELEASE                                Phillip J. Penn
      January 16, 2003                               Investor Relations
                                                     (860) 973-2126

                                                     Stephen J. McKelvey
                                                     Corporate Communications
                                                     (860) 973-2132

                  BARNES GROUP INC. TO ACQUIRE KAR PRODUCTS

     BRISTOL, CONNECTICUT, JANUARY 16, 2003---Barnes Group Inc. (NYSE: B) today announced that it has signed a definitive agreement to acquire Kar Products of Des Plaines, Illinois, a leading full service distributor of maintenance, repair and operating (MRO) supplies to industrial, construction, transportation and other markets.

     The acquisition is expected to close in the first quarter of 2003 and will add more than $120 million in annual sales to Barnes Group Inc.'s Barnes Distribution unit. Terms of the agreement were not disclosed. Purchase consideration will include a combination of cash and Barnes Group Inc. common stock.

     "Kar Products is an excellent strategic fit with our existing Barnes Distribution operation, providing us with an organization that, like Barnes Distribution, is highly service-oriented and that expands our geographic and product line reach," said Edmund M. Carpenter, President and Chief Executive Officer. "Kar Products adds to Barnes Distribution a diversified customer base in all 50 states, Puerto Rico, and Canada, further enhancing our leadership position within the MRO market and reinforcing our international presence. As with the 2000 acquisition of Curtis Industries, we expect to achieve cost savings and other synergies through headquarters and infrastructure consolidation in this acquisition. We anticipate that the acquisition will be accretive within the first year."

     "The combination of Barnes Distribution and Kar Products will provide us with an unmatched sales organization in the North American MRO market, creating a top 20 industrial distribution company with total North American sales of more than $350 million," said Keith Drewett, President, Barnes Distribution. "The combined sales and service organization will have a direct field sales force of more than 1,600 professionals, allowing us to further enhance our ability to service national, regional and local customers rapidly in virtually every zip code in North America."

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

     "This is now the eighth acquisition that Barnes Group has undertaken since late 1999, and the third acquisition for our Barnes Distribution unit. We are very pleased with the successful integration of the Bowman, Mechanics Choice, Curtis and Raymond brands into Barnes Distribution over the past two years. We will continue to identify acquisition opportunities that complement and expand our company and that will help create shareholder value over the long term," concluded Carpenter.

     Barnes Group Inc. (www.barnesgroupinc.com) is a diversified international manufacturer of precision metal parts and distributor of industrial supplies, serving a wide range of markets and customers. Founded in 1857 and headquartered in Bristol, Connecticut, Barnes Group consists of three businesses with 2001 sales of $769 million: Associated Spring, one of the world's largest manufacturers of precision mechanical and nitrogen gas springs; Barnes Aerospace, a manufacturer and repairer of highly engineered assemblies and products for commercial and military aircraft engines and airframes, and for land-based industrial gas turbines; and Barnes Distribution, a full service international distributor of maintenance, repair and operating supplies. Over 5,200 dedicated employees at more than 50 locations worldwide contribute to Barnes Group Inc.'s success.

     This release may contain certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements. Investors are encouraged to consider these risks and uncertainties as described within the Company's periodic filings with the Securities and Exchange Commission, including the following: the ability of the parties to conclude the agreed transaction; the ability of the Company to integrate newly acquired businesses and to realize acquisition synergies on schedule; changes in market demand for the types of products and services produced and sold by Barnes Group; the Company's success in identifying, and attracting customers in, new markets; the Company's ability to develop new and enhanced products to meet customers' needs timely; the effectiveness of the Company's marketing and sales programs; changes in economic and political conditions, worldwide and in the locations where the Company does business; interest and foreign exchange rate fluctuations; and regulatory changes.




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